Exhibit 4.2

EXECUTION VERSION

BGC PARTNERS, INC.

Re: $150,000,000 Senior Notes due April 1, 2010

of

BGC PARTNERS, L.P.

GUARANTY

DATED AS OF MARCH 31, 2008

TABLE OF CONTENTS

(Not a part of this Guaranty)

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Section 15.3.	Accounting Terms	31
Section 15.4.	Severability	31
Section 15.5.	Construction, Etc	31
Section 15.6.	Counterparts	31
Section 15.7.	Governing Law	32
Section 15.8.	Jurisdiction and Process; Waiver of Jury Trial	32
Section 15.9.	Indemnity	32

Signature		1

SCHEDULES

SCHEDULE A	—	Defined Terms

SCHEDULE 5.4	—	Subsidiaries of the Guarantor and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Debt

SCHEDULE 8.2(b)	—	Existing Priority Debt

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BGC Partners, Inc.	Guaranty

GUARANTY

BGC PARTNERS, INC.

199 Water Street

New York, NY 10338

$150,000,000 Senior Notes due April 1, 2010

OF

BGC PARTNERS, L.P.

Dated as of March 31, 2008

This GUARANTY (the or this “Guaranty”) is entered into by the undersigned BGC PARTNERS, INC. (successor by merger of BGC Partners, LLC and eSpeed, Inc.), a Delaware corporation (the “Guarantor”), as of March 31, 2008.

R E C I T A L S

A.    On the date hereof, BGC Partners, L.P. a Delaware limited partnership (the “Company”), entered into the Note Purchase Agreement dated as of March 31, 2008 (the “Note Purchase Agreement”), with the Purchasers named in Schedule A thereto (together with their successors and assigns, the “Purchasers”).

B.    Pursuant to the Note Purchase Agreement the Company is issuing and selling $150,000,000 in aggregate principal amount of its Senior Notes due April 1, 2010 (the “Notes”) on the terms provided in the Note Purchase Agreement. The Purchasers and each and every other holder from time to time of the Notes are sometimes hereinafter collectively referred to as the “Holders” and, individually, as a “Holder.”

C.    The Guarantor directly or indirectly owns all of the outstanding partnership interests of the Company.

D.    The Purchasers have required as a condition of their purchase of the Notes to be purchased by them that the Company cause the Guarantor to enter into this Guaranty as security for the Notes, and the Company has agreed to cause the Guarantor to execute this Guaranty in order to induce the Purchasers to purchase the Notes and thereby benefit the Company and its Affiliates by providing funds to enable the Company to have funds available for general partnership purposes.

E.    The Guarantor is desirous that the Purchasers enter into the Note Purchase Agreement and purchase the Notes, and by doing so the Purchasers will be conferring substantial financial and other benefits on the Guarantor.

F.    Pursuant to a guaranty (the “CFLP Guaranty”), Cantor Fitzgerald, L.P., a Delaware limited partnership (“CFLP”), has also unconditionally guaranteed the Notes. Pursuant to a

BGC Partners, Inc.	Guaranty

subsidiary guaranty (the “Subsidiary Guaranty”), Subsidiary Guarantors (as therein defined) may in the future unconditionally guarantee the Notes. CFLP and the Subsidiary Guarantors, together with any other Person which shall become Guarantor of the Notes pursuant to the terms of the Note Purchase Agreement or this Guaranty, are sometimes hereinafter referred to individually as an “other Guarantor” and collectively as the “other Guarantors”.

NOW, THEREFORE, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

SECTION 1.        DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in Schedule A hereto unless herein defined or the context shall otherwise require.

SECTION 2.        GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Holders: (a) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (b) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (c) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

SECTION 3.        GUARANTY OF PAYMENT AND PERFORMANCE.

This is a guarantee of payment and performance and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note, the Note Purchase Agreement or any other Guaranty be brought against the Company, CFLP, any Subsidiary Guarantor or any other Person or that resort be had to any direct or

BGC Partners, Inc.	Guaranty

indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

SECTION 4.        GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a)    The Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from the other Guarantors may, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

(3)    settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

BGC Partners, Inc.	Guaranty

(b)    The Guarantor hereby waives, to the fullest extent permitted by law:

(1)    notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)    demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(3)    presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.

The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)    The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantor:

(1)    the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement, any other Guaranty or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantor or any other Person on or in respect of the Notes or under the Note Purchase Agreement, any other Guaranty or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantor to execute and deliver the other Guaranty to which it is a party or to perform any of its obligations hereunder or thereunder or the existence or continuance of the Company, any other Guarantor or any other Person as a legal entity; or

(2)    any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty, any other Guaranty or any other agreement; or

BGC Partners, Inc.	Guaranty

(3)    any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

(4)    impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty, any other Guaranty or any other agreement; or

(5)    in respect of the Company, any other Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantor or any other Person and whether or not of the kind hereinbefore specified; or

(6)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, the Guarantor, any other Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, the Guarantor, any other Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement, this Guaranty, any other Guaranty or other agreement so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, the Guarantor, any other Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty, any other Guaranty or any other agreement; or

(8)    the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

BGC Partners, Inc.	Guaranty

(9)    any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Company, any other Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty, any other Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)    the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement, this Guaranty, any other Guaranty or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)    any merger or consolidation of the Company, the Guarantor, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, the Guarantor, any other Guarantor or any other Person; or

(12)    any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement, this Guaranty, any other Guaranty or any other agreement, whether through the satisfaction or purported satisfaction by the Company, the Guarantor, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13)    any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty, any other Guaranty or any other agreement or anything which might vary the risk of the Guarantor, any other Guarantor or any other Person; or

(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor, any other Guarantor or any other Person in respect of the obligations of the Guarantor, any other Guarantor or other Person under this Guaranty, any other Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of the Guarantor hereunder shall be absolute and unconditional and shall not be discharged,

BGC Partners, Inc.	Guaranty

impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)    All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Company.

(e)    To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantor under this Guaranty, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantor hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. The Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)    The Guarantor agrees that to the extent the Company, any other Guarantors or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid,

BGC Partners, Inc.	Guaranty

returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(g)    No Holder shall be under any obligation: (1) to marshall any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue themselves and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

(h)    The obligations of the Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of the Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Debt of the Guarantor.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to each Purchaser that:

Section 5.1.    Organization; Power and Authority.    The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

Section 5.2.    Authorization, Etc.    This Guaranty has been duly authorized by all necessary legal action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure.    Since December 31, 2006, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein.

Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Guarantor’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its Capital Stock or

BGC Partners, Inc.	Guaranty

similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) of the Guarantor’s Affiliates, other than Subsidiaries, and (iii) of the Guarantor’s directors and senior officers.

(b)    Ownership interests in the Guarantor are as set forth in Schedule 5.4.

(c)    All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(d)    Each Subsidiary identified in Schedule 5.4 is a partnership, limited liability company, corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the partnership, limited liability, corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(e)    No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Guaranty, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes and regulatory restrictions) restricting in any Material respect the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

Section 5.5.    Financial Statements; Material Liabilities.  The Guarantor has delivered to each Purchaser copies of the financial statements of the Guarantor and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.    Compliance with Laws, Other Instruments, Etc.  (a) The execution, delivery and performance by the Guarantor of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, limited liability company agreement,

BGC Partners, Inc.	Guaranty

partnership agreement or any other agreement or instrument to which the Guarantor or any Subsidiary is bound or by which the Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary, (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary, or (iv) require any consent or approval of the limited partners or, in the case of the general partner of the Guarantor, any consent or approval which has not been obtained and which is not in full force and effect, the stockholders of the CF General Partner, the partners or stockholders of any of the Guarantor’s Subsidiaries or any other third party, except in the case of the foregoing clauses (i) and (ii), any contravention, breach, default, Lien or conflict which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b)    Without limiting clause (a) of this Section 5.6:

(i)    FINRA has been designated and currently is the examining authority for BGC Financial Inc. (“BGCFI”). CFBGCFI is a member organization in good standing of FINRA and is duly registered as a broker-dealer, in good standing, in each state or other jurisdiction in which the character of the properties owned by it or the transaction of its business makes such registration necessary. BGCFI and its Affiliates possess all of the licenses and registrations from and with any governmental agency or instrumentality, or any securities or commodities exchange or self-regulatory organization, necessary or appropriate for the conduct of its business, as such business is presently conducted; and

(ii)    Neither the Guarantor nor any Subsidiary is in arrears with respect to any assessment made upon it by SIPC that is due and payable.

Section 5.7.    Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.

Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any Subsidiary or any property of the Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)    Neither the Guarantor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

BGC Partners, Inc.	Guaranty

Section 5.9.    Taxes.  The Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction and that are Material, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of eSpeed, Inc., the predecessor to the Guarantor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2003.

Section 5.10.    Title to Property; Leases.  The Guarantor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Guarantor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Guaranty. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.    Licenses, Permits, Etc.    (a) The Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)    To the best knowledge of the Guarantor, no product of the Guarantor or any of its Subsidiaries infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except as would not individually or in the aggregate have a Material Adverse Effect.

(c)    To the best knowledge of the Guarantor, there is no Material violation by any Person of any right of the Guarantor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Guarantor or any of its Subsidiaries.

Section 5.12.    Compliance with ERISA.  (a) The Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has incurred

BGC Partners, Inc.	Guaranty

any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code or Section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c)    The Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)    The expected post retirement benefit obligation (determined as of the last day of the Guarantor’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

(e)    The execution and delivery of this Guaranty will not involve any transaction that is subject to the prohibitions of Section 406(a)(i) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Guarantor in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 of the Note Purchase Agreement as to the sources of the funds used to pay the purchase price of the Designated CFLP Notes to be purchased by such Purchaser.

Section 5.13.    Private Offering by the Guarantor.  Neither the Guarantor nor anyone acting on its behalf has offered the Notes, this Guaranty or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Guarantor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.    Margin Regulations.  Margin stock does not constitute more than 2% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor does not have any present intention that margin stock will constitute more than 2% of the value of such

BGC Partners, Inc.	Guaranty

assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Debt; Future Liens.  (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Guarantor and its Subsidiaries as of March 28, 2008 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Guarantor or its Subsidiaries. Neither the Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Guarantor or such Subsidiary and no event or condition exists with respect to any Debt of the Guarantor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Except as disclosed in Schedule 5.15, neither the Guarantor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 8.3.

(c)    Neither the Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Guarantor or any Subsidiary, except as specifically indicated in Schedule 5.15.

Section 5.16.    Foreign Assets Control Regulations, Etc.  (a) Neither the sale of the Notes nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)    Neither the Guarantor nor any Subsidiary (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. The Guarantor and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)    No part of the proceeds, if any, from the sale of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Guarantor.

BGC Partners, Inc.	Guaranty

Section 5.17.    Status under Certain Statutes.  Neither the Guarantor nor any Subsidiary is subject to regulation under the Investment Guarantor Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.    Notes Rank Pari Passu.  The obligations of the Guarantor under this Guaranty rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Guarantor, including, without limitation, all unsecured Senior Debt of the Guarantor described in Schedule 5.15 hereto.

Section 5.19.    Environmental Matters.  (a) Neither the Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Guarantor or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)    Neither the Guarantor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)    All buildings on all real properties now owned, leased or operated by the Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.        INFORMATION AS TO THE GUARANTOR.

Section 6.1.    Financial and Business Information.  The Guarantor shall deliver to each holder of Notes that is an Institutional Investor:

(a)    Quarterly Statements — within 60 days after the end of each Fiscal Quarter in each Fiscal Year of the Guarantor (other than the last Fiscal Quarter of each such Fiscal Year), duplicate copies of:

(i)    an unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter, and

(ii)    unaudited consolidated statements of income, changes in partners’ capital and cash flows of the Guarantor and its Subsidiaries for such quarter,

BGC Partners, Inc.	Guaranty

setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)    Annual Statements — within 90 days after the end of each Fiscal Year of the Guarantor, duplicate copies of,

(i)    a consolidated balance sheet of the Guarantor and its Subsidiaries, as at the end of such year, and

(ii)    consolidated statements of income, changes in partners’ capital and cash flows of the Guarantor and its Subsidiaries, for such year,

prepared in accordance with GAAP, and accompanied by:

(1)    an opinion thereon of independent public auditors of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

(2)    a report of such auditors stating that they have reviewed Section 8 of this Guaranty and the associated definitions in Schedule B to the Note Purchase Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such certificate shall be limited to the items that independent certified public auditors customarily cover in such certificates pursuant to the professional standards and customs in their profession); and

(3)    an unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year, and an unaudited consolidated statement of income, changes in partners’ capital and cash flows of the Guarantor and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to such annual financial statements generally, and certified by a Senior

BGC Partners, Inc.	Guaranty

Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows;

(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary to its principal lending banks as a whole, if any, (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public Securities holders generally) and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto publicly filed by the Guarantor or any Subsidiary with the SEC or FINRA and of all press releases and other statements made available generally by the Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)    [Reserved];

(e)    Notice    of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f) of the Note Purchase Agreement, a written notice specifying the nature and period of existence thereof and what action the Guarantor is taking or proposes to take with respect thereto;

(f)    ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(i)    with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Guarantor or any ERISA Affiliate pursuant to

BGC Partners, Inc.	Guaranty

Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(g)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Guarantor or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(h)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantor or any of its Subsidiaries or relating to the ability of the Guarantor to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 6.2.    Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 6.1(a) or Section 6.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)    Covenant Compliance — the information (including, where appropriate, detailed calculations) required in order to establish whether the Guarantor was in compliance with the requirements of Section 8.1 through Section 8.5, inclusive, during the applicable Fiscal Quarter covered by such financial statements, or in the case of the financial statements for a Fiscal Year, during the fourth Fiscal Quarter of such Fiscal Year (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, and in the case of Section 8.2, whether and to what extent and degree Consolidated Debt exceeded 55% of Consolidated Capitalization at any time during the applicable Fiscal Quarter to which such compliance certificate relates, or in the case of the compliance certificate for a Fiscal Year, during the fourth Fiscal Quarter of such Fiscal Year, the period or periods of time during which Consolidated Debt so exceeded Consolidated Capitalization and, as applicable, when a related Interest Rate Adjustment Period begins, the amount of interest payable on the Notes constituting the Interest Rate Adjustment and the date on which such amount of interest is payable or was paid); and

(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the Fiscal Quarter or Fiscal Year covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that

BGC Partners, Inc.	Guaranty

constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Guarantor shall have taken or proposes to take with respect thereto.

Section 6.3.    Visitation.  The Guarantor shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with the Guarantor’s officers, and (with the opportunity to participate and consent of the Guarantor, which consent will not be unreasonably withheld) its independent public auditors, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)    Default — if a Default or Event of Default then exists, at the expense of the Guarantor, to visit and inspect any of the offices or properties of the Guarantor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public auditors (and by this provision the Guarantor authorizes said auditors to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries), all at such times and as often as may be reasonably requested.

SECTION 7.        AFFIRMATIVE COVENANTS.

The Guarantor covenants that so long as any of the Notes are outstanding:

Section 7.1.    Compliance with Law.  The Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.2.    Insurance.  The Guarantor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms

BGC Partners, Inc.	Guaranty

and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated and the failure of which to so maintain would have a Material Adverse Effect.

Section 7.3.    Maintenance of Properties.  The Guarantor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.4.    Payment of Taxes and Claims.  The Guarantor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or any Subsidiary; provided that neither the Guarantor nor any Subsidiary need pay any such tax or assessment or claims or file any such tax return if (a) the amount, applicability or validity thereof is contested by the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate or failure to file such tax returns could not reasonably be expected to have a Material Adverse Effect.

Section 7.5.    Legal Existence, Etc.  Subject to Section 8.4, the Guarantor will at all times preserve and keep in full force and effect its existence as a limited partnership and its status as not being taxable as a corporation for U.S. federal income tax purposes. Subject to Sections 8.4 and 8.5, the Guarantor will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Guarantor or a Wholly-owned Subsidiary) and all rights and franchises of the Guarantor and its Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 7.6.    Notes to Rank Pari Passu.  The obligations under this Guaranty of the Guarantor are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Debt (actual or contingent) of the Guarantor.

Section 7.7.    Guaranty by Subsidiaries.  (a) The Guarantor may, at its election, at any time and from time to time, cause any Subsidiary which is not then a Subsidiary Guarantor to

BGC Partners, Inc.	Guaranty

become a Subsidiary Guarantor pursuant to a Subsidiary Guaranty; provided that concurrently therewith the Guarantor shall deliver to each of the holders of the Notes the following items:

(i)    an executed counterpart of a Guaranty substantially in the form of Exhibit 2.2(c) to the Note Purchase Agreement or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

(ii)    a certificate signed by an authorized officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and such Subsidiary Guaranty, as applicable;

(iii)    such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Subsidiary Guaranty; and

(iv)    an opinion of counsel satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)    The holders of the Notes acknowledge and agree that such holders will discharge and release any Subsidiary Guarantor (other than a Subsidiary that becomes a Subsidiary Guarantor by application of Section 8.5(iii)(2)) from the Subsidiary Guaranty to which it is a party pursuant to the written request of the Guarantor, provided that (i) either (1) such Subsidiary Guarantor has been released and discharged as an obligor and/or guarantor under and in respect of all Priority Debt or (2) the liability of such Subsidiary Guarantor as obligor and/or guarantor in respect of all Priority Debt is at the time of discharge and release of such Subsidiary Guaranty incurred within the limitations of Section 8.2(b), and, in either event, the Guarantor so certifies to the holders of the Notes in a certificate that shall accompany such request for release and discharge, which certificate shall also include information in reasonable detail to show compliance with Section 8.2(b) if such release and discharge is requested pursuant to clause (2) hereof, (ii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Subsidiary Guarantor to be released pursuant to which such Subsidiary Guarantor shall agree that if, for any reason whatsoever, it thereafter becomes an obligor and/or guarantor under and in respect of any Priority Debt, then such Subsidiary Guarantor shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by either (1) an executed Subsidiary Guaranty of such Subsidiary Guarantor or (2) a certificate of the Guarantor certifying to the holders of the Notes that the liability of such Subsidiary Guarantor as an obligor and/or guarantor under or in respect of Priority Debt is incurred within the limitations of Section 8.2(b), which certificate shall also include information in reasonable detail to show compliance with Section 8.2(b), and (iii) at the time of such release and discharge, the Guarantor shall deliver a certificate of a Responsible Officer to the holders of the Notes certifying that no Default or Event of Default exists.

BGC Partners, Inc.	Guaranty

Section 7.8.    Books and Records.  The Guarantor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Guarantor, or such Subsidiary, as the case may be.

Section 7.9.    Ownership.  The Guarantor will at all times Control, directly or indirectly, the Company.

SECTION 8.        NEGATIVE COVENANTS.

The Guarantor covenants that so long as any of the Notes are outstanding:

Section 8.1.    Consolidated Capital.  The Guarantor will at all times keep and maintain Consolidated Capital at an amount not less than $227,500,000, with the determination of compliance by the Guarantor with this Section 8.1 to be made as at the end of each Fiscal Quarter.

Section 8.2.    Limitations on Debt.  (a)  The Guarantor will not at any time permit Consolidated Debt to exceed 55% of Consolidated Capitalization; provided, that, subject to compliance with Section 6.2(a) and payment of interest at the Applicable Interest Rate, the Guarantor may permit Consolidated Debt to exceed 55% of Consolidated Capitalization, but in no event may Consolidated Debt exceed 60% of Consolidated Capitalization.

(b)    The Guarantor will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Priority Debt, unless at the time of the creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, the aggregate amount of all Consolidated Priority Debt (including the Priority Debt then to be created, issued, assumed, guaranteed or otherwise incurred) does not exceed 15% of Consolidated Partners’ Capital.

(c)    Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 8.2 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such Person existing immediately after it becomes a Subsidiary.

Section 8.3.    Limitation on Liens.  The Guarantor will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

(a)    Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 7.4;

BGC Partners, Inc.	Guaranty

(b)    Liens of or resulting from any judgment or award, (i) the time for the appeal or petition for rehearing of which shall not have expired, or (ii) in respect of which the Guarantor or a Subsidiary shall at all times in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that the Guarantor or such Subsidiary (1) is contesting such judgment or award on a timely basis, in good faith and by appropriate proceedings, and (2) has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such Subsidiary, as the case may be;

(c)    Liens in connection with workers’ compensation, unemployment insurance and other like laws, warehousemen’s and attorney’s liens and statutory landlords’ liens and Liens to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided that any such Lien secures only amounts not due and payable or the payment of which is being contested in good faith by appropriate actions or proceedings;

(d)    Liens incidental to the conduct of business or the ownership of properties and assets (including Liens to secure the performance of bids, tenders or trade contracts), in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided that any such Lien does not materially impair the business of the Guarantor and its Subsidiaries taken as a whole or the value of the related property for the purposes of such business;

(e)    survey exceptions or minor encumbrances, leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, (i) which are necessary for the conduct of the activities of the Guarantor and its Subsidiaries or which customarily exist on properties similarly situated or (ii) which do not materially impair their use in the operation of the business of the Guarantor and its Subsidiaries taken as a whole or the value of such properties;

(f)    Liens securing Debt of a Subsidiary to the Guarantor or to another Wholly-owned Subsidiary;

(g)    Liens existing as of the date of this Guaranty and described on Schedule 5.15 hereto;

(h)    Liens securing Debt Incurred in the Ordinary Course of Business of the Guarantor’s Subsidiaries;

(i)    Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Guarantor or a Subsidiary, and Liens existing on such property or

BGC Partners, Inc.	Guaranty

assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, so long as such existing Liens were not incurred, extended or renewed (by or with the consent of the Guarantor or a Subsidiary) in contemplation of such acquisition or purchase; provided that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 120 days of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such property or assets, whether or not assumed by the Guarantor or a Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined in good faith by the Managing General Partner of the Guarantor) or the cost of construction on the date of completion thereof, (iv) Debt secured by any such Lien shall have been created or incurred within the applicable limitations provided in Section 8.2, and (v) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

(j)    any Lien existing on property or assets of a Person at the time such Person is consolidated with or merged into the Guarantor or a Subsidiary or is otherwise acquired by the Guarantor or a Subsidiary and concurrently therewith becomes a Subsidiary, or any Lien existing on any property or assets acquired by the Guarantor or any Subsidiary at the time such property or assets are so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) each such Lien shall extend solely to the property or assets so acquired, (ii) any Debt secured by any such Lien shall have been created or incurred within the applicable limitations provided in Section 8.2, and (iii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

(k)    Liens created or incurred after the date of the Closing given to secure Debt of the Guarantor or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (j) hereof; provided that (i) all Debt secured by such Liens shall have been incurred within the limitations provided in Section 8.2(b) and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist; and

(l)    any extension, renewal or refunding of any Lien permitted by the preceding clauses (g), (i) and (j) of this Section 8.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (i) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, and (iii) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist.

BGC Partners, Inc.	Guaranty

Section 8.4.    Mergers, Consolidations, Etc. of Guarantor; Replacement of CF General Partner.  The Guarantor will not, and will not permit any Subsidiary (other than, except for the Company, a Subsidiary which is the subject of a sale or other disposition pursuant to Section 8.5) to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(a)    other than the Company, provision for which is made in Section 10.1 of the Note Purchase Agreement, any Subsidiary may merge or consolidate with or into the Guarantor or any Wholly-owned Subsidiary so long as in (1) any merger or consolidation involving the Guarantor, the Guarantor shall be the surviving or continuing entity, (2) in any merger or consolidation involving a Wholly-owned Subsidiary (and not the Guarantor or the Company), the Wholly-owned Subsidiary shall be the surviving or continuing corporation or limited liability company, and (3) in any merger or consolidation involving a Subsidiary Guarantor in which such Subsidiary Guarantor is not the surviving or continuing corporation or limited liability company, the due and punctual performance and observance of all covenants in the Subsidiary Guaranty to be performed or observed by such Subsidiary Guarantor shall be expressly assumed in writing by the acquiring Person and the acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(b)    the Guarantor may consolidate or merge with or into any other Person if (1) the Person which results from such consolidation or merger, if not the Guarantor (the “surviving Person”) is solvent and organized under the laws of any state of the United States or the District of Columbia, Canada, France, Germany, The Netherlands, Switzerland or the United Kingdom, (2) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Guaranty to be performed or observed by the Guarantor are expressly assumed in writing by the surviving Person and the surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (3) CFLP and any Subsidiary Guarantor shall have confirmed in writing the due and punctual performance and observation of all of its respective obligations under the CFLP Guaranty or the Subsidiary Guaranty to which it is a party, as the case may be, and (4) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; and

BGC Partners, Inc.	Guaranty

(c)    the Guarantor may sell or otherwise dispose of all or substantially all of its assets (other than as provided in Section 8.5) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Managing General Partner of the Guarantor) at the time of such sale or other disposition if (1) the acquiring Person is solvent and organized under the laws of any state of the United States or the District of Columbia, Canada, France, Germany, The Netherlands, Switzerland or the United Kingdom, (2) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Guaranty to be performed or observed by the Guarantor are expressly assumed in writing by the acquiring Person and the acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (3) CFLP and any Subsidiary Guarantor shall have confirmed in writing the due and punctual performance and observation of all of its respective obligations under the CFLP Guaranty or the Subsidiary Guaranty to which it is a party, as the case may be, and (4) at the time of such sale or disposition and immediately after giving effect thereto no Default or Event of Default would exist.

Section 8.5.        Sale of Assets.    The Guarantor will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in Section 8.4(a)(iii)); provided that the foregoing restrictions do not apply to:

(i)    [Reserved]

(ii)    the disposition of cash and/or Capital Stock to the Cantor Relief Fund (or such other entity designated by the CF General Partner) for the benefit of the families of employees of the Guarantor and its Subsidiaries who were lost on September 11, 2001; or

(iii)    (1) the sale, lease, transfer or other disposition of assets of a Subsidiary (the “Transferring Subsidiary”) to the Guarantor or another Subsidiary (the “Receiving Subsidiary”); provided that to the extent the Guarantor and/or one or more Subsidiaries shall own less than the same percentage of the Equity Interests in the Receiving Subsidiary as in the Transferring Subsidiary, such transfer shall not be permitted unless the transfer of the pro rata portion of the assets (and the Consolidated Net Income generated by such assets) which corresponds to such reduced Equity Interest shall otherwise be permitted pursuant to clause (iv) of this Section 8.5; or

(2)    the transfer or other disposition by the Guarantor of its interest in any directly owned Subsidiary (a “Transferred Subsidiary”) to a Subsidiary; provided that (A) such Subsidiary is directly owned by the Guarantor or by one or more other

BGC Partners, Inc.	Guaranty

Subsidiaries, (B) none of such Subsidiaries (other than the Transferred Subsidiary) at any time has outstanding any Debt or material liabilities or operations other than acting in its capacity as a holding company for such Transferred Subsidiary or a Subsidiary which, directly or indirectly, owns such Transferred Subsidiary and (C) all such Subsidiaries (other than the Transferred Subsidiary) become Subsidiary Guarantors in accordance with Section 7.7(a); and provided further that to the extent the Guarantor as a result of the transfer would own, directly or indirectly, less than the same percentage of the Equity Interest of the Transferred Subsidiary as immediately prior to such transfer or other disposition, such transfer shall not be permitted unless the transfer of the pro rata portion of the interests (and the Consolidated Net Income generated by such interests) which corresponds to such reduced Equity Interest shall otherwise be permitted pursuant to clause (iv) of this Section 8.5; or

(iv)    the sale or other disposition of assets for cash or other property to a Person or Persons if all of the following conditions are met:

(1)    the portion of Consolidated Net Income generated by such assets does not, together with the portion of Consolidated Net Income generated by all other assets of the Guarantor and its Subsidiaries previously disposed of during the same Fiscal Year (other than in the ordinary course of business or pursuant to clause (i), (ii) or, subject in each case to the proviso therein, (iii)(1) or (iii)(2) of this Section 8.5), does not exceed 10% of Consolidated Net Income, determined as of the end of the immediately preceding Fiscal Year;

(2)    in the opinion of the Guarantor’s Managing General Partner, the sale or other disposition is in the best interests of the Guarantor and is for fair value (provided that a pro rata in kind distribution of assets to partners of the Guarantor or any Subsidiary that is otherwise effected in compliance with this Section 8.5(iv) shall be deemed to be for fair value); and

(3)    immediately before and immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

provided, however, that for purposes of the foregoing calculation of 10% of Consolidated Net Income, there shall not be included any disposed assets if during the periods specified below, an amount equal to the Net Cash Proceeds of the disposition were or are applied as specified. The specified applications and time periods are: (A) within 180 days before or after the date of sale of such assets, to the acquisition of assets useful and intended to be used in the operation of the business of the Guarantor and its Subsidiaries as described in Section 8.7 and having a fair market value (as determined in good faith by the Managing General Partner of the Guarantor) at least equal to the Net Cash Proceeds (less any amount thereof offered for prepayment of Senior Debt pursuant to the next following clause (B)) in respect of the assets so disposed of, and/or (B) within 180 days after the date of sale of such assets, to the offer on a pro rata basis of prepayment of Senior Debt of the Guarantor (it being understood and agreed that the proceeds from the

BGC Partners, Inc.	Guaranty

disposition of any assets to be applied pursuant to this clause (B) to the offer of prepayment of Senior Debt of the Guarantor other than the Notes may be applied in amounts and to holders of such other Senior Debt as the Guarantor may determine in its sole and absolute discretion). With respect to any pro rata offer of prepayment of the Notes by the Guarantor pursuant hereto, it is agreed that:

(w)    the timing and manner of such offer of prepayment to the holders of the Notes shall be in the manner contemplated by Section 8.2 of the Note Purchase Agreement, excepting only that any such prepayment of the Notes pursuant to this Section 8.5 shall be at par and in no event with a Make-Whole Amount or other premium;

(x)    any holder of the Notes may decline any offer of prepayment pursuant to this clause (B);

(y)    the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment; and

(z)    if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied in the manner provided in Section 8.2 of the Note Purchase Agreement, excepting only that such prepayment shall be at par without payment of Make-Whole Amount or other premium.

To the extent that any holder of the Notes declines or is deemed to have declined such offer of prepayment, the amount of the prepayment offered to such holder shall satisfy the Guarantor’s obligations under clause (B) hereof with respect to the related asset disposition and to the extent of such amount so offered and the Guarantor may use the remaining amount of such prepayment so declined for general corporate purposes.

Section 8.6.    Transactions with Affiliates.  The Guarantor will not and will not permit any Subsidiary to enter into, directly or indirectly, any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Guarantor or a Subsidiary), except upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Guarantor or such Subsidiary and in the case of any transaction or transactions with any Affiliate other than an Unrestricted Subsidiary, in the ordinary course of the Guarantor’s or such Subsidiary’s business; provided that management or other fees, compensation, employee benefit arrangement or indemnification programs, plans or arrangements pertaining to limited or general partners of the Guarantor or any of its Subsidiaries entered into in the ordinary course of business or approved by the Managing General Partner of the Guarantor shall in each such case be deemed not to be in violation of this Section 8.6; provided further that intercompany lending transactions upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary, as the case may be, than it would

BGC Partners, Inc.	Guaranty

obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Guarantor or such Subsidiary shall, in each such case, be deemed not to be in violation of this Section 8.6.

Section 8.7.    Line of Business.    The Guarantor will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Guarantor and its Subsidiaries, taken as a whole, are engaged on the date of this Guaranty as described in the Memorandum.

Section 8.8.    Terrorism Sanctions Regulations.    The Guarantor will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

Section 8.9.    [Reserved].

Section 8.10.    Partnership Agreement.    The Guarantor shall not, directly or indirectly, amend, supplement or otherwise modify the BGC Partnership Agreement in any manner which would reasonably be expected to be materially adverse to a holder of the Notes.

SECTION 9.        [RESERVED].

SECTION 10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guaranty shall be deemed representations and warranties of the Guarantor under this Guaranty. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between each Purchaser and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 11.      AMENDMENT AND WAIVER.

Section 11.1.    Requirements.    This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders; provided, that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will reduce the scope of the guaranty set forth in this Guaranty, amend any of the terms or provisions of Section 2 hereof or amend this

BGC Partners, Inc.	Guaranty

Section 11.    No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.

Section 11.2.    Solicitation of Holders of Notes.

(a)    Solicitation.  The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)    Payment.  The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 11.3.    Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and the holder of any Note nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

Section 11.4.    Notes Held by Guarantor, Etc.    Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 12.        NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a

BGC Partners, Inc.	Guaranty

recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Purchaser or nominee shall have specified to the Guarantor or the Company in writing,

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Guarantor or the Company in writing, or

(iii)    if to the Guarantor, to the Guarantor at its address set forth at the beginning hereof to the attention of General Counsel, with a copy to CFLP at 499 Park Avenue, New York, NY 10022, Attention: General Counsel, or at such other address as the Guarantor or CFLP, as the case may be, shall have specified to the holder of each Note in writing.

Notices under this Section 12 will be deemed given only when actually received.

SECTION 13.        REPRODUCTION OF DOCUMENTS.

This Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 14.        CONFIDENTIAL INFORMATION.

The terms and provisions of Section 20 of the Note Purchase Agreement are incorporated herein by reference mutis mutandi.

BGC Partners, Inc.	Guaranty

SECTION 15.        MISCELLANEOUS.

Section 15.1.    Successors and Assigns.    All covenants and other agreements contained in this Guaranty by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any permitted subsequent Holder) whether so expressed or not.

Section 15.2.    Payments Due on Non-Business Days.    Anything in this Guaranty to the contrary notwithstanding (but without limiting the requirement in Section 8.4 of the Note Purchase Agreement that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 15.3.    Accounting Terms.    All accounting terms used herein which are not expressly defined in this Guaranty or the Note Purchase Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Guaranty shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 15.4.    Severability.    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.5.    Construction, Etc.    Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Guaranty shall be deemed to be a part hereof.

Section 15.6.    Counterparts.    This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

BGC Partners, Inc.	Guaranty

Section 15.7.    Governing Law.  This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 15.8.    Jurisdiction and Process; Waiver of Jury Trial.    (a)    The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    The Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 15.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)    Nothing in this Section 15.8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 15.9.    Indemnity.    To the fullest extent of applicable law, the Guarantor shall indemnify and save each holder of the Notes harmless from and against any losses which may arise in connection with any of the obligations hereby guaranteed being or becoming for any reason whatsoever in whole or in part void, voidable, contrary to law, invalid, ineffective or otherwise unenforceable by the holder of the Notes or any of them in accordance with its terms (all of the foregoing collectively, an “Indemnifiable Circumstance”). For greater certainty, these losses shall include without limitation all obligations hereby guaranteed which would have been payable by the Company but for the existence of an Indemnifiable Circumstance; provided, that the extent of the Guarantor’s aggregate liability under this Section 15.9 shall not at any time

BGC Partners, Inc.	Guaranty

exceed the amount (but for any Indemnifiable Circumstance) otherwise guaranteed pursuant to Section 2.

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BGC Partners, Inc.	Guaranty

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart on this Guaranty and return it to the Guarantor, whereupon the foregoing, shall become a binding agreement between you and the Guarantor.

Very truly yours,

BGC PARTNERS, INC.

By	/s/ Stephen M. Merkel
Executive Vice President, General Counsel & Secretary

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

AMERICAN UNITED LIFE INSURANCE COMPANY

By	/s/ Kent R. Adams
	Name:	Kent R. Adams
	Title:	V.P. Fixed Income Securities

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

PROTECTIVE LIFE INSURANCE COMPANY

By	/s/ Diane S. Griswold
	Name:	Diane S. Griswold
Title:

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY

By:	ING Investment Management LLC, as Agent

	By	/s/ Paul Aronson
		Name:	Paul Aronson
		Title:	Vice President

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
By:	Guggenheim Partners Advisory Company, its agent

By	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

MODERN WOODMEN OF AMERICA

By	/s/ Douglas A. Pannier
	Name:	Douglas A. Pannier
	Title:	Portfolio Manager, Private Placements

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

MUTUAL OF OMAHA INSURANCE COMPANY

By	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Vice President

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE
By:	Guggenheim Partners Advisory Company, its agent

By	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By	/s/ Jed R. Martin
	Name:	Jed R. Martin
	Title:	Vice President, Private Placements

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By	/s/ Jed R. Martin
	Name:	Jed R. Martin
	Title:	Vice President, Private Placements

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

PACIFIC LIFE INSURANCE COMPANY
(NOMINEE: MAC & CO)

By	/s/ Cathy L. Schwartz
	Name:	Cathy L. Schwartz
	Title:	Assistant Vice President

By	/s/ Peter S. Fiek
	Name:	Peter S. Fiek
	Title:	Assistant Secretary

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

PHOENIX LIFE INSURANCE COMPANY

By	/s/ John H. Beers
	Name:	John H. Beers
	Title:	Vice President

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	American United Life Insurance Company, Its Agent

	By	/s/ Kent R. Adams
		Name:	Kent R. Adams
		Title:	V.P. Fixed Income Securities

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory

	By	/s/ Ann P. Hesselink
		Name:	Ann P. Hesselink
		Title:	Assistant General Counsel

	By	/s/ Karen A. Pearston
		Name:	Karen A. Pearston
		Title:	Vice President & Associate General Counsel

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

RGA REINSURANCE COMPANY, a Missouri corporation

By:	Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory

	By	/s/ Ann P. Hesselink
		Name:	Ann P. Hesselink
		Title:	Assistant General Counsel

	By	/s/ Karen A. Pearston
		Name:	Karen A. Pearston
		Title:	Vice President & Associate General Counsel

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

SYMETRA LIFE INSURANCE COMPANY, a Washington corporation

By:	Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory

	By	/s/ Ann P. Hesselink
		Name:	Ann P. Hesselink
		Title:	Assistant General Counsel

	By	/s/ Karen A. Pearston
		Name:	Karen A. Pearston
		Title:	Vice President & Associate General Counsel

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By:	Conning Asset Management Company, as Investment Manager

By	/s/ Robert M. Mills
	Name:	Robert M. Mills
	Title:	Director

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

PRIMERICA LIFE INSURANCE COMPANY

By:	Conning Asset Management Company, as Investment Manager

By	/s/ Robert M. Mills
	Name:	Robert M. Mills
	Title:	Director

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company, Its Agent

By	/s/ Kent R. Adams
	Name:	Kent R. Adams
	Title:	V.P. Fixed Income Securities

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

SUN LIFE ASSURANCE COMPANY OF CANADA

By	/s/ Deborah J. Foss

	Name:	Deborah J. Foss
	Title:	Managing Director, Head of Private Debt, Private Fixed Income

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Senior Director, Private Fixed Income

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By	/s/ Deborah J. Foss
	Name:	Deborah J. Foss
	Title:	Managing Director, Head of Private Debt, Private Fixed Income

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Senior Director, Private Fixed Income

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ Jose Minaya
	Name:	Jose Minaya
	Title:	Director

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Vice President

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/ Frank G. LaTorraca
		Name:	Frank G. LaTorraca
		Title:	Vice President

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/ Frank G. LaTorraca
		Name:	Frank G. LaTorraca
		Title:	Vice President

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

The foregoing is hereby agreed

and accepted as of March 31, 2008.

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/ Frank G. LaTorraca
		Name:	Frank G. LaTorraca
		Title:	Vice President

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Guarantor, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Guarantor or any Subsidiary or any corporation of which the Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Guarantor.

“Anti-Terrorism Order” means Executive Order No. 13,244 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Interest Rate” means, the sum of (a) 5.19% per annum plus (b), during any Interest Rate Adjustment Period, the Interest Rate Adjustment.

“BGC General Partner” means BGC GP, LLC, a Delaware limited liability company, or any successor general partner of the Company.

“BGC General Partner Agreement” is defined in Section 4.1(b) of the Note Purchase Agreement.

“BGC Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 7, 2004, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Cantor Relief Fund” means, Cantor Relief Fund, a Delaware not-for-profit corporation.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

BGC Partners, Inc.	Guaranty

“Capital Stock” means any all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“CFLP” means Cantor Fitzgerald, L.P., a Delaware limited partnership or any successor that becomes such in the manner prescribed in Section 8.4(a) of the CFLP Guaranty.

“CFLP General Partner” means CF Group Management, Inc., a New York “S” corporation, or any successor general partner of CFLP.

“CFLP Guaranty” is defined in the Recitals to this Guaranty.

“CFLP Note Purchase Agreement” means that certain note purchase agreement dated March 15, 2005 among CFLP and the Purchasers named in Schedule A thereto.

“CFS” means Cantor Fitzgerald Securities, a New York general partnership, and its successors and assigns.

“Closing” is defined in Section 3 of the Note Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means BGC Partners, L.P., a Delaware limited partnership or any successor that becomes such in the manner prescribed in Section 8.4(a).

“Competing Business” means the business of (a) acting as a “broker” or “dealer” (as each such term is defined in Section 3(a)(4) and (5), respectively, of the Exchange Act) in connection with the provision of financial products and commodities and (b) the sale and distribution of price information.

“Competitor” means at any particular time (a) any Person which at such time is engaged in a Competing Business, or (b) any Person which at such time, directly or indirectly, through one or more intermediaries Controls, or is Controlled by or is under common Control with a Person that at such time is engaged in a Competing Business (but not any Person which does not, directly or indirectly, through one or more intermediaries Control, and is not Controlled by and is not under common Control with a Person that is engaged in a Competing Business); provided in any event that:

(i)      the provision of investment advisory services by a Person to a Plan which is owned or Controlled by a Person which would otherwise be a Competitor shall not, in and of itself, cause the Person providing such services to be deemed to be a Competitor;

(ii)     in no event shall an Institutional Investor be deemed to be a Competitor if such Institutional Investor is a pension plan sponsored by a Person which would

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

otherwise be deemed to be a Competitor but which pension plan is a regular investor in privately placed Securities, and such pension plan has established procedures which will prevent confidential information supplied to such pension plan by the Guarantor from being transmitted or otherwise made available to such plan sponsor;

(iii)    an Institutional Investor that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or Control as a portfolio investment of the equity Securities of any Person which is a Competitor, shall not be deemed to be a Competitor if such Institutional Investor has established procedures which will prevent confidential information supplied to such Institutional Investor by the Guarantor from being transmitted or otherwise made available to such Person; and

(iv)    any Private Placement Agent that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition, shall not be deemed to be a Competitor if such Private Placement Agent holds the Notes only in connection with its role as an intermediary in the prompt and expeditious sale in accordance with customary financial market conditions of the Note or Notes owned by one Institutional Investor who is not a Competitor (it being understood and agreed by the parties hereto that each and every Purchaser named on Schedule A to this Agreement shall be deemed not to be a Competitor) to another purchasing Institutional Investor who is not a Competitor and such Private Placement Agent has established procedures which will prevent confidential information supplied to either the selling or buying Institutional Investor by the Guarantor from being transmitted or otherwise made available to such Private Placement Agent or any of its Affiliates in any capacity other than as the agent and intermediary in connection with such sale of any such Note or Notes.

“Consolidated Capitalization” means, as of the date of any determination thereof, and without duplication, the sum of (a) Consolidated Debt plus (b) Consolidated Partners’ Capital.

“Consolidated Debt” means, without duplication, all Debt of the Guarantor and its consolidated Subsidiaries, determined on a consolidated basis eliminating intercompany items.

“Consolidated Net Income” for any period and without duplication means the gross revenues of the Guarantor and its consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes on income), after excluding extraordinary gains and losses and net earnings of any Subsidiary to the extent such Subsidiary is restricted by law, by contract or otherwise from paying dividends or otherwise advancing funds to the Guarantor, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Partners’ Capital” means all items which in conformity with GAAP would be included under Stockholders’ Equity on a consolidated balance sheet of the Guarantor, plus Minority Interest representing ownership by CFLP in BGC Holdings L.P. or any other consolidated subsidiary of the Guarantor, plus mandatorily redeemable partnership interests representing the founding partners’ equity interest in BGC Holdings L.P.

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

“Consolidated Priority Debt” means, without duplication, all Priority Debt of the Guarantor and its Subsidiaries determined on a consolidated basis eliminating inter-Guarantor items.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity Interests, by contract or otherwise.

“Debt” with respect to any Person means, at any time, without duplication,

(a)    its liabilities for borrowed money and its redemption obligations in respect of Mandatorily Redeemable Preferred Stock;

(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or created for its account by banks and other financial institutions which are, in substance, financial guarantees (whether or not representing obligations for borrowed money), it being understood for greater certainty that such instruments shall not include undrawn letters of credit not appearing as debt on the balance sheet of the Guarantor and its consolidated Subsidiaries, in any such case entered into in the ordinary course of business of the Guarantor and its Subsidiaries or undrawn letters of credit backing Debt Incurred in the Ordinary Course of Business by the Guarantor or any Subsidiary;

(f)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP, but shall in

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

any event exclude Debt Incurred in the Ordinary Course of Business of such Person. For avoidance of doubt, no part or portion of any partner’s capital of any limited or general partner of the Guarantor shall be deemed or construed to constitute Debt for any purpose under this Agreement.

“Debt Incurred in the Ordinary Course of Business” with respect to any Person means, at any time and without duplication,

(a)    Debt incurred in the ordinary course of the securities, commodities and other financial products transaction business as conducted by the Guarantor or any Subsidiary constituting payables to brokers, dealers and clearing organizations representing amounts due on undelivered securities, commodities and other financial products and payables to customers, representing amounts due on cash, margin transactions and undelivered securities, commodities and other financial products;

(b)    Debt incurred pursuant to securities, commodities and other financial products financed under repurchase agreements or lending arrangements accounted for in the ordinary course of business as collateralized financing transactions and recorded at the contractual amount at which the securities, commodities or other financial products will be financed, including accrued interest;

(c)    Swap Contracts entered into in the ordinary course of business (including all renewals, extensions and modifications thereof and substitutions therefor), the purpose of which in each such case is to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or foreign rates applicable to such parties’ assets, liabilities or exchange transactions, including all cancellations, buy-backs, reversals, terminations or assignments of any such Swap Contract; provided that there shall be excluded therefrom any Swap Termination Value;

(d)    obligations of any Subsidiary in respect of customer funds; and

(e)    any Guaranty by the Guarantor or any Subsidiary of any liability described in the foregoing clauses (a) through (d).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest then in effect on the Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

“Designated CFLP Notes” is defined in the Note Purchase Agreement.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means in the case of a corporation, shares of Capital Stock of any class or series, including warrants, rights, participating interests or options to purchase or otherwise acquire any class or series of Capital Stock or securities exchangeable for or convertible into any class or series of Capital Stock, and in the case of any other Person or entity shall mean any class or series of partnership interests, units, membership interests or like interests constituting equity, and in the case of each of the foregoing, any part or portion thereof or participation in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor under Section 414(b) and (c) of the Code.

“Event of Default” is defined in Section 11 of the Note Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Fiscal Quarter” means each period of three calendar months ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means each period of twelve calendar months ending on December 31 of each year.

“FINRA” means the Financial Industry Regulatory Authority, or any successor thereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)    the government of

(i)      the United States of America or any state or other political subdivision thereof, or

(ii)     any other jurisdiction in which the Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any Subsidiary, or

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government including, without limitation, any securities or commodities exchange, clearing corporation or self-regulatory organization.

“G.S.A. Rules” means the rules and regulations promulgated under the Government Securities Act of 1986, Public Law 99-571, October 28, 1996, by the Secretary of the U.S. Treasury Department to regulate government Security broker-dealers.

“Guarantor” is defined in the introductory paragraph hereto.

“Guaranty” means, with respect to any Person and without duplication, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such Debt or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d)    otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1 of the Note Purchase Agreement.

“Institutional Investor” means (a) any purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust Guarantor, savings and loan association or other financial institution, any pension plan, any investment Guarantor, any insurance Guarantor, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Rate Adjustment” means 0.25% per annum.

“Interest Rate Adjustment Period” means the entirety of any Fiscal Quarter during which Consolidated Debt exceeded 55% of Consolidated Capitalization for any part or portion thereof. For the avoidance of doubt, an Interest Rate Adjustment Period shall include the entire applicable Fiscal Quarter, notwithstanding that Consolidated Debt did not exceed 55% of Consolidated Capitalization for the entirety of such Fiscal Quarter.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7 of the Note Purchase Agreement.

“Managing General Partner” means the CFLP General Partner or such other general partner as may be designated as such pursuant to Section 3.01(e) of the Partnership Agreement.

“Mandatorily Redeemable Preferred Stock” means a class of Preferred Stock that matures or is mandatorily redeemable by the issuer on a specified date or dates or upon the occurrence of specified events that are certain to occur. It does not include Preferred Stock of a Person solely because such Person has an obligation to repurchase such Preferred Stock from one or more holders at the holder’s option. It is acknowledged that none of the partnership interests in the Guarantor, as of the date hereof, constitute Mandatorily Redeemable Preferred Stock.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Guarantor to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NASD” means The National Association of Securities Dealers, Inc., or any successor thereto.

“Net Assets” with respect to any Person and without duplication, means the excess (if positive) of (a) such Person’s consolidated assets over (b) such Person’s consolidated liabilities, in each case determined in accordance with GAAP.

“Net Cash Proceeds” means, with respect to any asset sales subject to Section 8.5(iv), the cash proceeds actually received by the Guarantor or a Subsidiary, as the case may be, in respect of such sale, net of commissions and expenses of the transaction and the amount reasonably estimated by the Guarantor as representing the tax payable by the Guarantor, a Subsidiary or partners of the Guarantor, in any such case as a result of such disposition.

“Notes” is defined in the recitals hereof.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Guarantor or the BGC General Partner, as the case may be, whose responsibilities extend to the subject matter of such certificate.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of CFLP, dated as of May 21, 2004, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability Guarantor, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA and that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Priority Debt” means, without limitation, (a) all Debt of any Subsidiary, other than:

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

(i)      all Debt of the Guarantor’s consolidated Subsidiaries existing as of March 28, 2008 and disclosed on Schedule 8.2(b);

(ii)     all Debt of a Person existing at the time such Person is acquired by the Guarantor or a Subsidiary, if concurrently therewith such Person becomes a Subsidiary, provided that such Debt was not created or incurred in contemplation of such acquisition;

(iii)    all Debt of any Subsidiary if and so long as such Subsidiary is a Subsidiary Guarantor pursuant to a Subsidiary Guaranty;

(iv)     Debt Incurred in the Ordinary Course of Business of any Subsidiary;

(v)      Debt of a Subsidiary owing to the Guarantor or to a Wholly-owned Subsidiary; and

(vi)     the renewal, extension or refunding of any Debt described in the foregoing clauses (i) through (v); provided that (1) such extension, renewal or refunding shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding in excess of the out-of-pocket costs of incurring such Debt and (2) at the time of such extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist; and

(b)    all Debt of the Guarantor secured by any Lien within the limitations of Section 8.3(k).

“Private Placement Agent” shall mean any company organized as a “broker” or “dealer” (as each such term is defined in Section 3(a) (4) and (5), respectively, of the Exchange Act) of recognized national standing regularly engaged as an intermediary in the placement or sale to and among Institutional Investors of Debt Securities exempt from registration under the Securities Act.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor, as amended.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Receiving Subsidiary” is defined in Section 8.5.

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Guarantor or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Guarantor with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the same meaning as in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” means all Debt of the Guarantor which is not expressed to be subordinate or junior in rank to any other Debt of the Guarantor.

“Senior Financial Officer” means the chief executive officer, the president, the chief financial officer, any senior vice president or the treasurer of the Guarantor.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“SIPC” means the Securities Investor Protection Corporation.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Guarantor. For the avoidance of doubt, Freedom International Brokerage Guarantor, an Ontario corporation, shall in no event be deemed or construed to constitute a Subsidiary of the Guarantor or any of its Subsidiaries.

“Subsidiary Guarantor” is defined in the Recitals hereto.

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

“Subsidiary Guaranty” is defined in the Recitals hereto.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Transferred Subsidiary” is defined in Section 8.5.

“Transferring Subsidiary” is defined in Section 8.5.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Equity Interests” means, without duplication, Equity Interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of

BGC Partners, Inc. Guaranty

BGC Partners, Inc.	Guaranty

which are owned by any one or more of the Guarantor and the Guarantor’s other Wholly-owned Subsidiaries at such time.

BGC Partners, Inc. Guaranty